UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2015

Weatherford International public limited company
(Exact name of registrant as specified in its charter)

Ireland	001-36504	98-0606750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Bahnhofstrasse 1, 6340 Baar, Switzerland	CH 6340
(Address of principal executive offices)	(Zip Code)

 Registrant’s telephone number, including area code: +41.22.816.1500

Not Applicable
(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On June 30, 2015, Weatherford International plc (the “Company”), and certain subsidiaries of the Company, entered into an Amendment No. 3 to Credit Agreement with JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders and parties thereto. Pursuant to the amendment, the Company’s existing senior revolving credit facility was amended to extend the maturity date to July 13, 2017 and to make certain other changes.

The description of the amendment above does not purport to be complete and is qualified in its entirety by reference to the amendment which is attached as Exhibit 10.1 to this Form 8-K and incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure
On June 30, 2015, the Company, together with certain current and former officers, has resolved a purported securities class action lawsuit previously disclosed in our public filings.  The lawsuit, captioned Freedman v. Weatherford International Ltd., et al., No. 1:12-cv-02121-LAK (SDNY), related to the Company’s restatement of its historical financial statements announced on February 21, 2012 and July 24, 2012.  The settlement is subject to notice to the class, approval by the U.S. District Court for the Southern District of New York and other conditions.  Pursuant to the settlement, the Company will pay $120,000,000 in exchange for dismissal with prejudice of the litigation and the unconditional release of all claims, known or unknown, that settlement class members brought or could have brought against the Company and individual defendants related to the facts and allegations in the litigation. As part of the settlement, the Company and the other defendants deny any liability or wrongdoing related to the allegations in the litigation.

The Company believes the settlement of this litigation is a further step towards resolving historical issues associated with the Company’s financial statement restatements related to the material weakness over accounting for income taxes. The Company successfully completed the remediation of this material weakness in 2013.

The information contained in this Item 7.01 is deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended  (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit Number	Exhibit Description
10.1
Amendment No. 3 to Credit Agreement, dated June 30, 2015, with Weatherford International Ltd. (Bermuda), Weatherford International plc (Ireland), Weatherford International, LLC (Delaware), Weatherford Liquidity Management Hungary Limited Liability Company (Hungary), Weatherford Capital Management Services Limited Liability Company (Hungary), the lenders and issuing banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Weatherford International plc
Date:	June 30, 2015
/s/ Krishna Shivram
Krishna Shivram
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description
10.1
Amendment No. 3 to Credit Agreement, dated June 30, 2015, with Weatherford International Ltd. (Bermuda), Weatherford International plc (Ireland), Weatherford International, LLC (Delaware), Weatherford Liquidity Management Hungary Limited Liability Company (Hungary), Weatherford Capital Management Services Limited Liability Company (Hungary), the lenders and issuing banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent.